Converted Organics Announces Implementation of Expense Reduction Measures

Company Expects Annual Cost Savings of $2.1 Million Through Corporate Reorganization and Streamlining of Production Assets

BOSTON, Jul 30, 2010 (GlobeNewswire via COMTEX News Network) — Converted Organics Inc. (Nasdaq:COIN) today announced the implementation of a series of expense reduction measures that include the reorganization of corporate and other functions at its headquarters in Boston, MA and manufacturing facility in Woodbridge, NJ. This reorganization includes the elimination of a total of 24 corporate and manufacturing positions, representing approximately 50% of the workforce at these locations. The Company expects that these reductions will reduce operating expenses by approximately $2.1 million per year, beginning in the third quarter of 2010.

Additionally, the company has entered into discussions with certain creditors in an effort to restructure principal and interest payments related to its Woodbridge, NJ facility. The Company has retained Christopher J. Panos, of Craig and Macauley, the law firm hired to assist in those discussions.

The reorganization and related headcount reductions will not impact activity at Converted Organics’ Gonzales, California manufacturing facility, where the Company’s line of organic liquid fertilizer products are produced and account for approximately 75% of total sales through the first six months of 2010. The sales from California have grown 62% over 2009, and the company expects to see continued growth in the future.

“This reorganization is designed to significantly reduce expenses, while improving overall operational efficiency. We believe that these measures make Converted Organics a leaner, more focused organization as we prepare for the next phase of the Company’s growth,” said Edward J. Gildea, President of Converted Organics. “We have an aggressive growth strategy, which includes the development of a vertically-integrated portfolio of green assets, centered around our organic fertilizer products and the pending acquisition of TerraSphere Systems, LLC. We expect that these actions will allow the Company to continue to effectively meet the needs of the organic fertilizer market, while better positioning Converted Organics for further diversification and the entry into new markets.”

About Converted Organics Inc.

Converted Organics (Nasdaq:COIN) (www.convertedorganics.com) is dedicated to producing high-quality, all-natural, organic soil amendment and fertilizer products through food waste recycling. The Company uses its proprietary High Temperature Liquid Composting (HTLC) system, a proven, state-of-the-art microbial digestion technology, to process various biodegradable food wastes into dry pellet and liquid concentrate organic fertilizers that help grow healthier food and improve environmental quality. Converted Organics sells and distributes its environmentally-friendly fertilizer products in the retail, professional turf management, and agribusiness markets.

The Converted Organics Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7431

This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. Forward looking statements include, without limitation, the Company’s ability to continue to meet market demand for its organic fertilizer products throughout the reorganization, to allow it to improve its competitiveness within the organic fertilizer market, and to better pursue growth through acquisitions. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors, not all of which are known to the company, described most recently in the “Risk Factors” section in the Company’s most recently filed annual report on Form 10-K. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

COIN-G

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SOURCE: Converted Organics Inc.

CONTACT: The Piacente Group, Inc.

Investor Contact:

Investor Relations

Lee Roth

212-481-2050

COIN@tpg-ir.com

PR Financial Marketing

Investor Contact:

Jim Blackman

713-256-0369

jim@prfmonline.com

Converted Organics Inc.

Public Relations Contact:

Kaitlyn Siner

(617) 624-0111
ksiner@convertedorganics.com